UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________________________________________

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 30, 2015

SERVICEMASTER GLOBAL HOLDINGS, INC.

THE SERVICEMASTER COMPANY, LLC

(Exact name of each registrant as specified in its charter)

Delaware Delaware	001-36507 001-14762	20-8738320 90-1036521
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 25, 2015, ServiceMaster Global Holdings, Inc. (the “Company”) was informed that the United States Department of Justice initiated a criminal investigation into allegations that a local Terminix branch used methyl bromide as a fumigant at a resort in St. John, U.S. Virgin Islands, resulting in serious injuries to four members of a family vacationing there. The United States Environmental Protection Agency is also participating in the investigation and working with the U.S. Virgin Islands Department of Planning & Natural Resources on the matter.  The extent of potential fines and other sanctions that the federal and local governmental authorities may impose, and the impact of any judicial, administrative or regulatory proceedings or other issues resulting from or related to the incident, including claims by third parties, investigation costs and reputational harm, is not currently known.  The Company is in the process of investigating this matter and is fully cooperating with all relevant governmental authorities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

c
SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

March 30, 2015	By:	/s/ James T. Lucke
James T. Lucke
Senior Vice President, General Counsel & Secretary

ctober
THE SERVICEMASTER COMPANY, LLC
(Registrant)

March 30, 2015	By:	/s/ James T. Lucke
James T. Lucke
Senior Vice President, General Counsel & Secretary